UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

GBT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Background and Origin of SURG’s Debt

On September 30, 2019, GBT Technologies Inc. (the “Company”) entered into an Asset Purchase Agreement (“APA”) with Surge Holdings, Inc., a Nevada corporation (“SURG”) pursuant to which the Company agreed to sell and assign to SURG, all the assets and certain specified liabilities, of its ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses in consideration of $5,000,000 to be paid through the issuance of 3,333,333 shares of SURG’s common stock (the “SURG Common Stock”) and a convertible promissory note in favor of the Company in the principal amount of $4,000,000 (the “SURG Note”), convertible into SURG’s shares of common stock.

On June 23, 2020, SURG entered into an Exchange Agreement (the “AltCorp Exchange Agreement”) with AltCorp Trading LLC (“AltCorp”) with such AltCorp Exchange Agreement being consented and agreed to by the Company, the parent of AltCorp. At the expiration of the lock-up period, in the event the VWAP for the SURG Common Stock was, during the preceding twenty-day trading period, less than $0.50 per share, AltCorp retained the right to reserve additional shares of SURG Common Stock equal to the True-Up Value as defined in the AltCorp Exchange Agreement.

On January 1, 2021, SURG, AltCorp and Stanley Hills, LLC (“Stanley”) entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, SURG agreed to amend the AltCorp Exchange Agreement where SURG acknowledged a debt of $3,300,000 (the “Debt”) to be paid in 33 monthly payments of $100,000 payable in shares of common stock of SURG at a per share price equal the volume weighted average price of Surg’s common stock during the ten (10) trading days immediately preceding the issuance. The AltCorp assets have been pledged since August 12, 2020 for the benefit of Stanley to secure Stanley’s note payable by the Company. Accordingly, the SURG Common Stock issued to AltCorp as a result of the Settlement Agreement were pledged to Stanley.

Subsequently, SURG was a party to two lawsuits in state District Court, the Eighth Judicial District Court for Clark County, Nevada involving AltCorp, Stanley and Glen Eagles Acquisition LP (the “AltCorp Parties.”). Each of these lawsuits were ultimately disputes relating to the total consideration SURG was to pay the Company under the APA.

On October 18, 2021, the AltCorp Parties, the Company, and SURG entered into a Memorandum of Understanding (the “MOU”) to set up a framework for an attempt to settle the two lawsuits.

On December 22, 2021 (the “Effective Date”), pursuant to the framework in the MOU, the AltCorp Parties (and an additional third party), the Company, ECS, and SURG, Kevin Brian Cox (SURG’s Chief Executive Officer) - in his individual capacity, entered into a Resolution of Purchase, Mutual Release, and Settlement Agreement (the “Final Settlement Agreement”) to settle the two lawsuits and resolve all disputes related to the consideration paid by SURG to the Company in connection with the APA.

The Final Settlement Agreement, among other resolutions, essentially provides the following:

(i) From the total consideration of the Final Settlement Agreement, the amount of $375,000 (“Escrow Amount”) will be deposit by SURG in escrow. SURG has acquired the Company’s rights to a certain Master Distribution and Service Agreement (“MDA”). Under certain circumstances, if the result of the Company’s lawsuit against a third party (the “GBT Lawsuit”) is a monetary judgment without the assignment or legal decree of ownership of the MDA, the Company shall be entitled to receive the Escrow Amount and shall assign to SURG the first $1,000,000 the Company recovers from the defendants in the GBT Lawsuit. In the event that the Company does not prevail in the GBT Lawsuit then it shall be entitled to release of the Escrow Amount but shall be responsible for any fees and costs obligation sought by the defendants in the GBT Lawsuit.

(ii) SURG agreed to make total payments of $4,200,000 to Stanley on or prior to January 7, 2022. This $4.2 million amount consists of $450,000 paid by SURG in November and December 2021, $100,000 to be paid on or about January 4, 2022, and $3,650,000 to be paid on or prior to January 7, 2022 of which $375,000 will be held in escrow as described before.

(iii) Potential payments to third parties.

The Final Settlement Agreement replaces all prior agreements between the parties. In addition, within three (3) trading days of the last payment related to the $4.2 million payment to Stanley being made, the parties shall make filings with the state District Court in Clark County, Nevada to dismiss both lawsuits, including, regarding the lawsuit filed by AltCorp Trading, LLC, the dismissal of the lawsuit as to VStock Transfer, LLC. The parties agreed to a full mutual release of any disputes or claims between the parties.

The foregoing description of the Final Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Final Settlement Agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing descriptions of the Final Settlement Agreement is qualified in their entirety by reference to the full text of such agreements, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit No.	Description
10.1	Resolution of Purchase, Mutual Release, and Settlement Agreement, by and among, the Company. and Parties Listed Therein, dated December 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Mansour Khatib
Name: Mansour Khatib
Title: Chief Executive Officer
Date: December 27, 2021